UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 12, 2010

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(201) 261-8797

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 12, 2010, Savio Tung resigned from the board of directors (the “Board”) of Wireless Telecom Group, Inc. (“WTT”).  Mr. Tung’s resignation was not the result of any disagreement with WTT.  At the time of his resignation, Mr. Tung was serving as the chairman of the Board, a position he has held since July 1, 2005.

By unanimous vote, the Board has appointed Adrian Nemcek to serve as Chairman of the Board.

The foregoing is qualified in its entirety by reference to the press release of WTT dated May 14, 2010, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Wireless Telecom Group, Inc., dated May 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.
Date: May 14, 2010	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer,
President, Chief Financial Officer and director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Wireless Telecom Group, Inc., dated May 14, 2010.